EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
India Globalization Capital, Inc.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 11, 2005, on the financial statements of India Globalization Capital, Inc. as of May 10, 2005 and for the period from April 29, 2005 (inception) to May 10, 2005, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

May 13, 2005